UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

Tremont Mortgage Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-1708405	82-1719041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8317

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement.

At a closing held on September 18, 2017 (the “Closing”), Tremont Mortgage Trust (the “Company”) completed the issuance and sale of 2,500,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) in its initial public offering, at a price of $20.00 per Common Share, pursuant to an underwriting agreement (the “Underwriting Agreement”), described below, that the Company and its manager, Tremont Realty Advisors LLC (the “Manager”), entered into on September 13, 2017 with UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters of the offering named therein (the “Underwriters”).

The Common Shares issued and sold by the Company were offered pursuant to a registration statement on Form S-11 (Registration No. 333-219205) for the Company’s initial public offering (“IPO”) initially filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on July 7, 2017, and which, as amended, was declared effective by the Commission on September 13, 2017 (such registration statement as amended, the “Registration Statement”). The prospectus (the “Prospectus”) for the IPO dated September 13, 2017 was filed with the Commission on September 15, 2017 pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Manager is a wholly-owned subsidiary of The RMR Group LLC (“RMR LLC”), which is the majority owned operating subsidiary of The RMR Group Inc., a holding company listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “RMR” (“RMR INC”).  At the Closing, the Company entered into a management agreement (the “Management Agreement”) with the Manager, described below, and completed the issuance and sale of 600,000 Common Shares to the Manager pursuant to a private placement purchase agreement (the “Private Placement Purchase Agreement”), described below, entered into by the Company and the Manager on September 13, 2017.

Underwriting Agreement

In connection with the IPO, on September 13, 2017, the Company entered into the Underwriting Agreement providing for the issuance and sale by the Company, and purchase by the Underwriters, of 2,500,000 Common Shares at $20.00 per Common Share. The Underwriting Agreement also granted the Underwriters a 30-day option to purchase up to an additional 375,000 Common Shares on the same terms to cover overallotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Manager, and customary conditions to closing, obligations of the parties and termination provisions.  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments the Underwriters may be required to make because of any of those liabilities.  Under the Underwriting Agreement, the Manager agreed to pay 100% of the initial organizational costs related to the Company’s formation and the costs of the IPO, including the underwriting discounts and commissions.  Under the Underwriting Agreement, subject to certain exceptions, the Company may not, without the prior written approval of UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, Common

Shares or securities convertible into or exchangeable or exercisable for Common Shares for a period of 180 days after the date of the Prospectus.  Among other things, pursuant to exceptions, the Company may issue Common Shares pursuant to the Company’s 2017 Equity Compensation Plan (the “2017 Plan”), as described below.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated in this Item 1.01 by reference.

Private Placement Purchase Agreement

On September 13, 2017, concurrently with the entry into the Underwriting Agreement, the Company entered into the Private Placement Purchase Agreement with the Manager providing for the issuance and sale to the Manager concurrently with the Closing of 600,000 Common Shares, at $20.00 per Common Share, the same price per Common Share as the initial public offering price in the IPO.  Pursuant to the Private Placement Purchase Agreement, the Manager also received demand and piggyback registration rights, subject to certain limitations, covering the Common Shares owned by it.

The foregoing summary of the Private Placement Purchase Agreement is not complete and is qualified in its entirety by reference to the Private Placement Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Management Agreement

On September 18, 2017, at the Closing, the Company entered into the Management Agreement with the Manager, pursuant to which the Manager will implement the Company’s business strategies subject to the oversight of the Company’s board of trustees (the “Board”) and is responsible for the Company’s day to day operations and to perform (or cause to be performed) corporate office functions for the Company.

Term and Termination.  The initial term of the Management Agreement ends on December 31, 2020. The Management Agreement will automatically renew for successive one year terms beginning January 1, 2021 and each January 1 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of the Independent Trustees of the Company based upon a determination that (a) the Manager’s performance is unsatisfactory and materially detrimental to the Company or (b) the base management fee and incentive fee, taken as a whole, payable to the Manager under the Management Agreement are not fair to the Company (provided that in the instance of (b), the Manager will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). The Management Agreement may be terminated by the Manager before each annual renewal upon written notice delivered to the Board no later than 180 days prior to an annual renewal date.

The Company may also terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from the Company upon the occurrence of a “cause event,” as defined in the Management Agreement.

The Manager may terminate the Management Agreement if the Company becomes required to register as an investment company under the Investment Company Act of 1940, as amended, with such termination deemed to occur immediately before such event. In addition, the Manager may terminate the Management Agreement upon 60 days’ written notice for a material breach by the Company, as defined in the Management Agreement, which includes if the Company defaults in the performance or observance of any material term, condition or covenant contained in the Management Agreement, the consequence of which was materially adverse to the Manager and which did not result from and was not attributable to any action, or failure to act, of the Manager and the default continues for a period of 30 days after written notice to the Company requesting that the default be remedied within that period, the Company materially reduces the Manager’s duties and responsibilities or scope of its authority under the Management Agreement or the Company ceases or take steps to cease to conduct the business of originating or investing in commercial real estate loans.

Fees and Expense Reimbursements. Under the Management Agreement, the Company is responsible to pay the Manager the following:

•                  Base Management Fee.  The Company is required to pay the Manager an annual base management fee equal to 1.5% of the Company’s “Equity”, payable in cash quarterly (0.375% per quarter) in arrears. Under the Management Agreement, “Equity” means (a) the sum of (i) the proceeds received by the Company from the IPO and the concurrent private placement of Common Shares to the Manager, plus (ii) the net proceeds received by the Company from any future sale or issuance of shares of beneficial interest of the Company, plus (iii) the Company’s cumulative Core Earnings (as defined in the Management Agreement) for the period commencing on the completion of the IPO to the end of the most recent calendar quarter, less (b) (i) any distributions previously paid to holders of the Common Shares, (ii) any incentive fee previously paid to the Manager and (iii) any amount that the Company may have paid to repurchase Common Shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis.

•                  Incentive Fee. Starting in the first full calendar quarter following the first anniversary of the Closing, the Company is required to pay the Manager quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) the Company’s Core Earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) the Company’s Equity in the most recent 12 month period (or such lesser number of completed calendar quarters, if applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to the Manager with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless the Company’s Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of the completion of this Offering) in the aggregate is greater than zero. The incentive fee may not be less than zero.

For purposes of the calculation of base management fees and incentive fees payable to the Manager, “Core Earnings” is defined as net income (or loss) attributable to common shareholders of the Company, computed in accordance with generally accepted accounting principles in the United States (“GAAP”), including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by the Manager; (b) depreciation and amortization (if any); (c) non-cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between the Manager and the Independent Trustees of the Company and approved by a majority of such Independent Trustees. Pursuant to the terms of the Management Agreement, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to owned real estate. Shares of beneficial interest of the Company that are entitled to a specific periodic distribution or have other debt characteristics will not be included in “Equity” for the purpose of calculating incentive fees payable to the Manager. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from Core Earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from Core Earnings. Equity and Core Earnings as defined in the Management Agreement are non-GAAP financial measures and may be different than shareholders’ equity and net income of the Company calculated according to GAAP.

•                  Termination Fee. In the event the Management Agreement is terminated by the Company without a cause event or by the Manager for a material breach, the Company will be required to pay the Manager a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to the Manager during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by the Manager during such period, plus (b) an amount equal to the initial organizational costs related to the Company’s formation and the costs of the IPO and the concurrent private placement paid by the Manager. No termination fee will be payable if the Management Agreement is terminated by the Company for a cause event or by the Manager without the Company’s material breach.

•                  Expense Reimbursement. The Manager, and not the Company, will be responsible for the costs of the Manager’s employees who provide services to the Company,

including the cost of the Manager’s personnel who originate the Company’s loans, unless any such payment or reimbursement is specifically approved by a majority of the Independent Trustees of the Company, is a shared services cost or relates to awards made under any equity compensation plan adopted by the Company from time to time.  The Company is required to pay or to reimburse the Manager and its affiliates for all other costs and expenses of the Company’s operations, including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to the Company’s investments, investor relations expenses and other professional services, and other costs and expenses not specifically required under the Management Agreement to be borne by the Manager.  Some of these overhead, professional and other services will be provided by RMR LLC pursuant to a shared services agreement between the Manager and RMR LLC.  The Company currently expects that the amount of the RMR shared services cost which the Manager will pay and the Company will reimburse during the Company’s first year of operations will be approximately $1.5 million.  In addition, the Company will also pay its pro rata costs of any combined directors and officers liability or other insurance programs arranged by RMR LLC for public companies managed by RMR LLC or its affiliates and the Company’s pro rata portion of internal audit costs incurred by RMR LLC on behalf of the Company and other public companies to which RMR LLC or its affiliates provides management services.

The foregoing summary of the Management Agreement is not complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated in this Item 1.01 by reference.

Indemnification Agreements

In connection with the IPO, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with each of the Trustees and officers of the Company (each, an “Indemnitee”).  Each Indemnification Agreement requires the Company to, among other things, indemnify the Indemnitee named therein against certain liabilities that may arise in connection with the Indemnitee’s status or service as one of the Company’s Trustees, officers or agents or in such Indemnitee’s capacity at other specified entities at which the Indemnitee serves at the Company’s request and to advance such Indemnitee’s expenses incurred as a result of any proceeding for which the Indemnitee may be entitled to indemnification. Each Indemnification Agreement otherwise provides for indemnification rights to the maximum extent permitted under Maryland law and is in addition to any other rights an Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing summary of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated in this Item 1.01 by reference.

Certain Relationships

As more fully described under the captioned sections “Our Manager and our Management Agreement” and “Our relationship with our Manager, RMR and other entities managed by RMR” in the Prospectus, which sections are incorporated in this Item 1.01 by reference, the Manager currently owns approximately 19.4% of our outstanding Common Shares. The Manager is owned by RMR LLC, which is the majority owned operating subsidiary of RMR INC, a holding company listed on Nasdaq. RMR INC is controlled by the Company’s Managing Trustees. One of the Company’s Managing Trustees, Mr. Adam Portnoy, is a managing director, president and chief executive officer and controlling shareholder of RMR INC, an officer of RMR LLC and a director and officer of the Manager. The Company’s other Managing Trustee, Mr. Barry Portnoy, is a managing director, officer and controlling shareholder of RMR INC, an officer of RMR LLC and a director of the Manager. The Company’s Managing Trustees are managing directors or managing trustees of other entities to which RMR LLC or its affiliate provides management or advisory services. Each of the Company’s executive officers also is an officer and employee of the Manager or RMR LLC, and some of the Company’s executive officers are also officers of other entities to which RMR LLC or its affiliate provides management or advisory services.

Item 3.02                                           Unregistered Sales of Equity Securities.

Concurrently with the Closing, the Company completed the issuance and sale of 600,000 Common Shares to the Manager pursuant to the Private Placement Purchase Agreement at $20.00 per Common Share, the same price per Common Share as the initial public offering price in the IPO, for an aggregate purchase price of $12,000,000.

The Manager is an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act, and is acquiring the Common Shares pursuant to the Private Placement Purchase Agreement for its own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

The foregoing summary of the sale of unregistered equity securities is not complete and is qualified in its entirety by reference to the Private Placement Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 3.02 by reference.

Item 3.03                                           Material Modification of the Rights of Security Holders.

The information set forth under Item 5.03 below regarding the amendment and restatement of the Company’s Declaration of Trust is incorporated in this Item 3.03 by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Trustees

Effective September 14, 2017, the size of the Board was increased from two to five members and each of John L. Harrington, Joseph L. Morea and Jeffrey P. Somers were elected as Independent Trustees of the Company and appointed to the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board.  Also effective September 14, 2017, the Board was classified into three classes and the Trustees of the Company were classified as follows:

•                  the Class I Managing Trustee is Barry M. Portnoy and the Class I Independent Trustee is Jeffrey P. Somers, each of whose term shall continue until the first annual meeting of shareholders of the Company held after September 14, 2017 and until his successor is elected and qualified;

•                  the Class II Managing Trustee is Adam D. Portnoy and the Class II Independent Trustee is John L. Harrington, each of whose term shall continue until the second annual meeting of shareholders of the Company held after September 14, 2017 and until his successor is elected and qualified; and

•                  the Class III Independent Trustee is Joseph L. Morea, whose term shall continue until the third annual meeting of shareholders of the Company held after September 14, 2017 and until his successor is elected and qualified.

Additional information concerning each of Messrs. Harrington, Morea and Sommers is described under the caption “Management — Trustees and officers” in the Prospectus, and such information is incorporated in this Item 5.02 by reference.

2017 Equity Compensation Plan

The Board approved, and the Manager, as the Company’s then sole shareholder, adopted, effective September 14, 2017, the 2017 Plan.  Under the 2017 Plan, the Company may from time to time make awards of Common Shares to its Trustees and executive officers and to employees of the Manager or its affiliates who provide services to the Company. The Company has reserved for future issuance under the 2017 Plan a number of Common Shares that equals 7.5% of the Common Shares of the Company outstanding following consummation of the IPO (including Common Shares issued pursuant to the Underwriters’ exercise of their overallotment option and Common Shares issued to the Manager in the concurrent private placement).  The 2017 Plan will be administered by the Company’s Compensation Committee.

Information concerning the 2017 Plan was disclosed in the Prospectus under the caption “Management — Equity Compensation Plan” and is incorporated in this Item 5.02 by reference.  The foregoing summary of the 2017 Plan is not complete and is qualified in its entirety by reference to the 2017 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated in this Item 5.02 by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 14, 2017, in connection with the IPO, the Company amended and restated its Declaration of Trust and Bylaws to give effect to the changes thereto contemplated by the Prospectus. The provisions of the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws are substantially in the forms of such documents filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement and as described in the Prospectus.

The foregoing summary of the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws, copies of which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated in this Item 5.03 by reference.

Item 8.01                                           Other Events.

Effective September 14, 2017, the Board adopted compensation arrangements for the Company’s Trustees.  A summary of the Company’s currently effective trustee compensation arrangement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated September 13, 2017, by and among Tremont Mortgage Trust, Tremont Realty Advisors LLC and UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters

3.1	Amended and Restated Declaration of Trust of Tremont Mortgage Trust effective September 14, 2017.

3.2	Amended and Restated Bylaws of Tremont Mortgage Trust dated September 14, 2017.

5.1	Opinion of Venable LLP

10.1	Private Placement Purchase Agreement, dated as of September 13, 2017, by and between Tremont Mortgage Trust and Tremont Realty Advisors LLC

10.2	Management Agreement, dated as of September 18, 2017, among Tremont Mortgage Trust, Tremont Realty Advisors LLC and, solely in respect to Section 29 thereof, The RMR Group Inc.

10.3	2017 Equity Compensation Plan

10.4	Form of Share Award Agreement

10.5	Form of Indemnification Agreement

10.6	Tremont Mortgage Trust Summary of Trustee Compensation

23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated September 13, 2017, by and among Tremont Mortgage Trust, Tremont Realty Advisors LLC and UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters.

3.1	Amended and Restated Declaration of Trust of Tremont Mortgage Trust effective September 14, 2017.

3.2	Amended and Restated Bylaws of Tremont Mortgage Trust dated September 14, 2017.

5.1	Opinion of Venable LLP

10.1	Private Placement Purchase Agreement, dated as of September 13, 2017, by and between Tremont Mortgage Trust and Tremont Realty Advisors LLC.

10.2	Management Agreement, dated as of September 18, 2017, among Tremont Mortgage Trust, Tremont Realty Advisors LLC and, solely in respect of Section 29 thereof, The RMR Group Inc.

10.3	2017 Equity Compensation Plan

10.4	Form of Share Award Agreement

10.5	Form of Indemnification Agreement

10.6	Tremont Mortgage Trust Summary of Trustee Compensation

23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMONT MORTGAGE TRUST

Date: September 18, 2017	By:	/s/ David M. Blackman
David M. Blackman Chief Executive Officer